UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2002

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

91-1962278
(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 654-7400

(Telephone Number)

SILICON VALLEY BANCSHARES

FORM 8-K

September 12, 2002

Item 9:  Regulation FD Disclosure

In response to the SEC’s adoption of Rule 10b5-1, the Board of Directors of Silicon Valley Bancshares (the “Company”) approved amendments to its insider trading policy to permit is officers and directors subject to the Company’s insider trading guidelines to enter into written trading plans complying with SEC Rule 10b5-1.

John C. Dean, Chairman of the Board of the Company, has entered into such a Rule 10b5-1 compliant plan in order to sell up to 100,000 shares of the Company’s common stock.   The plan provides for sales at specified share amounts at specific market prices, subject to specified limitations.  Selling according to this plan will begin on September 13, 2002 and terminate on October 22, 2002, unless terminated sooner in accordance with its terms.  This plan was established during the Company’s trading “window”. In addition, Mr. Dean has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SILICON VALLEY BANCSHARES

(Registrant)

By: /s/ LAUREN A. FRIEDMAN

Lauren A. Friedman

Chief Financial Officer

Date:  September 12, 2002